Exhibit 10.3

BIOMARIN PHARMACEUTICAL INC.

2017 Equity Incentive Plan

(the “Plan”)

Agreement Regarding Restricted Stock Units

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement Regarding Restricted Stock Units (this “Agreement”).

I.	NOTICE OF RESTRICTED STOCK UNITS

You have been granted Restricted Stock Units (“RSUs”) related to the shares of Common Stock of the Company (“Shares”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Grantee Name (“you”):
Grant Date:
Total Number of RSUs Granted:

By executing this Agreement, you agree to be bound by all of the provisions of the Plan applicable to an award of RSUs made pursuant to the Plan, the provisions of which are hereby made a part of this Award and incorporated herein by reference, and all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control. You may request a copy of the Plan by contacting our General Counsel at (415) 506-6307 or BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949, Attention: General Counsel.

You should carefully review the Plan and this Agreement before accepting this Award.

Vesting Schedule:

Subject to accelerated vesting as set forth in the Plan, the RSUs granted under this Award shall vest, conditioned on your Continuous Service to the Company, on each Vesting Date (as defined below) according to the following schedule:

[vesting schedule] (each such [anniversary] date, a “Vesting Date”)

Upon vesting, you will receive one Share for each vested RSU, subject to adjustment as provided in the Plan.

You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan; provided, however, that this sentence shall not apply with respect to any Shares that are delivered to you in connection with your Award after such Shares have been delivered to you.

II.	MODIFICATIONS

This Agreement may be modified or amended at any time in accordance with the Plan; provided that you must consent in writing to any modification that adversely or materially affects your rights or obligations under this Agreement (with such an effect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

III.	NOT A CONTRACT FOR EMPLOYMENT

By executing this Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an Award, such as the one granted to you by this Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

IV.	TAX IMPLICATIONS

Upon the vesting of your RSUs, the applicable employment tax and withholding requirements (if any) will be satisfied on a “net settlement” basis, meaning that the number of Shares that you receive due to vesting will represent the difference between the total number of Shares in which you vest and a number of Shares having a fair market value sufficient to pay the minimum required statutory withholding due for such taxes.

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By your electronic acceptance, along with the electronic acceptance of the representative of the Company, you and the Company agree that the Award is granted under, and governed by the terms and conditions of, this Agreement and the Plan, and you hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

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